UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2008

ANESIVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50573	77-0503399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Gateway Boulevard

South San Francisco, California 94080

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 624-9600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 24, 2008, Anesiva, Inc. (“Anesiva”) entered into an amendment (the “Amendment”) to the Equipment Loan and Security Agreement, dated as of August 30, 2007 (the “Loan Agreement”), by and between Anesiva and General Electric Capital Corporation (“GECC”) which, among other things, (i) extends the period within which Anesiva may borrow under the Loan Agreement; (ii) establishes a new interest rate for amounts borrowed on or after the execution date of the Amendment; (iii) waives a specified default under the Loan Agreement; and (iv) provides for additional payments to GECC.

The foregoing is a summary description of the terms and conditions of the Amendment and by its nature is incomplete. It is qualified in its entirety by the text of the Amendment, a copy of which is attached hereto as Exhibit 10.66 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.66	First Amendment to Equipment Loan and Security Agreement and Waiver entered into as of June 24, 2008, by and between Anesiva, Inc. and General Electric Capital Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2008	ANESIVA, INC.

	By:	/s/ Patrick A. Broderick
Patrick A. Broderick Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.66	First Amendment to Equipment Loan and Security Agreement and Waiver entered into as of June 24, 2008, by and between Anesiva, Inc. and General Electric Capital Corporation.